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                                                                 EXHIBIT 5.1

                   [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]






                                December 3, 1998


Gables Residential Trust
Gables Realty Limited Partnership
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339


         Re: Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an indeterminate amount of (i) Preferred Shares, Common Shares and Warrants (as such terms are defined in the Registration Statement) authorized for issuance under the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), with an aggregate public offering price of up to $500,000,000 and (ii) Debt Securities (as such term is defined in the Registration Statement) of Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), with an aggregate public offering price of up to $300,000,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

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                          GOODWIN, PROCTER & HOAR LLP


Gables Residential Trust
Gables Realty Limited Partnership
December 3, 1998
Page 2


         In connection with rendering this opinion, we have examined the Declaration of Trust of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Second Amended and Restated Bylaws of the Company; the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership; such records of the corporate and partnership proceedings of the Company and the Operating Partnership, respectively, as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts, the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

         Based upon the foregoing, we are of the opinion that:

                   (1) When specifically authorized for issuance by the Company's Board of Trustees or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $.01 par value per share in the case of Common Shares or Preferred Shares), the Common Shares and Preferred Shares will be legally issued, fully paid and nonassessable, and the Warrants will be binding obligations of the Company.

                   (2) When specifically authorized for issuance by the general partner of the Operating Partnership (the "General Partner Authorization") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the General Partnership Authorization, upon execution and authentication of the Debt Securities as provided in the relevant indentures, and upon receipt by the Operating Partnership of the consideration provided for in the General Partner Authorization, the Debt Securities will be binding obligations of the Operating Partnership, enforceable in accordance with their terms, except that (i) enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) we express no opinion as to the legality, validity or binding nature of any choice of law provision.


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                          GOODWIN, PROCTER & HOAR LLP


Gables Residential Trust
Gables Realty Limited Partnership
December 3, 1998
Page 3

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ GOODWIN, PROCTER & HOAR LLP

                                  GOODWIN, PROCTER & HOAR  LLP